Exhibit 10.1

SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is made effective as of the 16th day of January 2015

AMONG:

DNA Precious Metals, Inc., a Nevada corporation, located at 9125 rue Pascal Gagnon, Suite 204 Saint Leonard, Quebec, Canada HIP 1Z4 (“DNAP” or the “Company”)

AND
Breath, LLC , a limited liability company, existing under the laws of Tennessee and having its principal place of business located at 9921 Lani Lane, Knoxville, TN 37932; and Breathe eCig Corp., a corporation existing under the laws of Tennessee an having its principal place of business located at 9921 Lani Lane, Knoxville, TN 37932 (Breathe, LLC and Breathe eCig Corp. shall collectively be referred to as “BREATHE” or “Breathe”)

AND	The Members of BREATHE as listed on Schedule 1 attached hereto (“Selling Members”) (DNAP, Breathe, and the Selling Members shall collectively be referred to as the Parties).

RECITALS:

A.	DNAP will acquire all of the issued and outstanding membership interests of BREATHE, an electronic cigarette company.

B.	The Selling Members are the registered and beneficial owners of all of the issued and outstanding membership interests of BREATHE;

C.	The Selling Members plan to exchange all of their issued and outstanding membership interests in Breathe for common stock in DNAP.

D.
DNAP has agreed to issue 150 million common shares in capital of DNAP as of the Closing Date, in consideration for the purchase by DNAP of all of the issued and outstanding membership interests of BREATHE, which, as a result, will allow BREATHE to own 56.4% of the total issued and outstanding common stock of DNAP.

E.	Breathe shall own 56.4% of the total issued and outstanding common stock of DNAP with no issued and outstanding preferred stock.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:

DEFINITIONS

Definitions

1.1           The following terms have the following meanings, unless the context indicates otherwise:

“Agreement” shall mean this Agreement, and all the exhibits, schedules and other documents attached to or referred to in this Agreement, and all amendments and supplements, if any, to this Agreement;

“Closing” shall mean the completion of the Transaction, in accordance with Sections 2, 5 and 6 hereof, at which the Closing Documents shall be exchanged by the parties, except for those documents or other items specifically required to be exchanged at a later time;

“Closing Date” shall mean January 15, 2015;

“Closing Documents” shall mean the papers, instruments and documents required to be executed and delivered at the Closing pursuant to this Agreement;

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended;

“GAAP” shall mean United States generally accepted accounting principles applied in a manner consistent with prior periods;

“Liabilities” shall include any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted choate or inchoate, liquidated or unliquidated, secured or unsecured;

“Members” are the Members set forth on Schedule 1 owning all of the outstanding membership interests and equity securities of Breathe and who will exchange 100% of the issued and outstanding interests in Breathe for common stock in DNAP (also referred to as the “Selling Members”);

“Membership Certificate” shall have the meaning specified in Section 2.3 of the Agreement. are the Members of BREATHE set forth on Schedule 2 executing this Agreement as may be amended time to time prior to Closing

“Membership Interests” shall mean the membership interests and equity securities held by the Selling Members (also referred to as Breathe Shares).

“SEC” shall mean the Securities and Exchange Commission;

“Securities Act” shall mean the United States Securities Act of 1933, as amended;

“Taxes” shall include international, federal, state, and local income taxes, capital gains tax, value-added taxes, franchise, personal property and real property taxes, levies, assessments, tariffs, duties (including any customs duty), business license or other fees, sales, use and any other taxes relating to the assets of the designated party or the business of the designated party for all periods up to and including the

Closing Date, together with any related charge or amount, including interest, fines, penalties and additions to tax, if any, arising out of tax assessments; and

“Transaction” shall mean the purchase of the BREATHE membership interests by DNAP from the Members in consideration for the issuance of the DNAP Shares.

“DNAP Shares” shall mean 150 million fully paid and non-assessable common shares of DNAP to be issued to the Members subject to the terms of this Agreement, which, as a result, will allow BREATHE to own 56.4% of the total issued and outstanding common stock of DNAP  with no issued and outstanding preferred stock.

1.2            Schedules

     The following schedules are attached to and form part of this Agreement:

Schedule 1	List of Members
Schedule 2	Use of Proceeds
Schedule 2	Bill of Sale/Asset Listing

2.	THE OFFER, PURCHASE AND SALE OF SHARES

2.1	Offer, Purchase and Sale of Shares

Subject to the terms and conditions of this Agreement, the Members hereby covenant and agree to sell, assign and transfer to DNAP, and DNAP hereby covenants and agrees to purchase from the Members the BREATHE membership interests held by the Members.

2.2	Consideration

As consideration for the sale of the BREATHE membership interests, by the Members to DNAP, DNAP shall allot and issue the DNAP Shares to the Members in proportion to their equity ownership as set forth on Schedule 1. The Members acknowledge and agree that the DNAP Shares are being issued pursuant to an exemption from the prospectus and registration requirements of the Securities Act. As required by applicable securities law, the Selling Members agree to abide by all applicable resale restrictions and hold periods imposed by all applicable securities legislation. All certificates representing the DNAP Shares issued on Closing will be endorsed with a restrictive legend similar in form and substance to the following:

“NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR  TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION,HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.

“U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

The issuance of the DNAP Shares assumes the acquisition of 100% of the issued and outstanding membership interests of BREATHE. To the extent that less than all of the issued and outstanding shares of the membership interests are acquired by DNAP at Closing, the number of DNAP Shares shall be adjusted accordingly.

2.3	Share Exchange Procedure and Representations

Upon the terms and subject to the conditions hereof, on the Closing Date, the Members shall assign, transfer and deliver to DNAP, their membership interests and equity securities in Breathe, DNAP shall take and accept such Breathe membership interests in exchange for the consideration set forth in Section 2.2 above, and the Breathe Membership Certificate so surrendered shall be cancelled. Until surrendered as contemplated herein, the Breathe Membership Certificate shall be deemed, from and after Closing, to represent only the right to receive upon such surrender, the pro rata compensation set forth in Section 2.2 above

Each of the Selling Members may exchange his, her or its certificate representing the BREATHE Shares by delivering such certificate to DNAP duly executed and endorsed in blank, in each case in proper form for transfer, with signatures guaranteed, and, if applicable, with all stock transfer and any other required documentary stamps affixed thereto and with appropriate instructions to allow the transfer agent to issue certificates for the DNAP Shares to the holder thereof.

Each of the Selling Members must execute this Share Exchange Agreement. If Josh Kimmel has been granted a power of attorney by any of the Selling Members, Mr. Kimmel may execute the Agreement on behalf of the Member provided that a valid power of attorney is presented to counsel of DNAP before the Closing Date.

2.4	Issuance of DNAP Common Stock.

On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, DNAP shall issue and deliver to Breathe and Breathe shall accept and take 150,000,000 authorized and previously unissued shares of DNAP common stock (“DNAP Common Stock”). As a result of the Exchange, Breathe shall become a direct, wholly-owned subsidiary of DNAP and there will be a total of 266,036,000 shares of DNAP common stock issued and outstanding of which 116,036,000 will be owned by the current DNAP shareholders and 150 million DNAP shares will be owned by the Members. Therefore, as a result of this issuance of DNAP Common Stock, the Members shall own 56.4% of the total issued and outstanding common stock of DNAP with no issued and outstanding preferred stock.

Notwithstanding any other provision of this Agreement, no certificate for fractional shares of the DNAP Shares will be issued in the Transaction. In lieu of any such fractional shares, if any of the Selling Members would otherwise be entitled to receive a fraction of a share of the DNAP Shares upon surrender of certificates representing the Breathe Shares for exchange pursuant to this Agreement, the Selling Members will be entitled to have such fraction rounded up to the nearest whole number of DNAP Shares and will receive from DNAP a stock certificate representing the same.

2.5	Closing Date

The Closing will take place, subject to the terms and conditions of this Agreement.

2.6	Restricted Shares

The Members acknowledge that the DNAP Shares issued pursuant to the terms and conditions set forth in this Agreement will have such hold periods as are required under applicable securities laws and as a result may not be sold, transferred or otherwise disposed, except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case only in accordance with all applicable securities laws.

2.7	Exemptions

The Members acknowledge that DNAP has advised the Members that DNAP is relying upon the representations and warranties of the Members and, as a consequence, certain protections, rights and remedies provided by the Securities Act will not be available to the Selling Members.

3.	REPRESENTATIONS AND WARRANTIES OF BREATHE, AND THE MEMBERS

As of the Closing, the Members, jointly and severally, represent and warrant to DNAP, and acknowledge that DNAP is relying upon such representations and warranties, in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of DNAP, as follows:

3.1	Organization and Good Standing

Breathe has disclosed to DNAP that it is currently not in good standing with the Secretary of State for Tennessee and that Breathe, as of December 31, 2014, has formed Breathe eCig Corp. and executed a Bill of Sale, attached hereto as Schedule 3, that transfers all assets owned by Breathe to Breathe eCig Corp. Breathe eCig Corp. is a corporation duly organized, validly existing and in good standing under the laws of Tennessee and has the requisite corporate and authority to own, lease and to carry on its business as now being conducted.  Breathe eCig Corp.  will be duly qualified to do business and will remain in good standing as a corporation in each of the jurisdictions in which Breathe will own property, leases property, do business, or will otherwise be required to do so, where the failure to be so qualified will have a material adverse effect on the business of Breathe taken as a whole

3.2	Authority

BREATHE has all requisite corporate authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “BREATHE Documents”) to be signed by BREATHE and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of each of the BREATHE Documents by BREATHE (and to the extent necessary by Breathe) and the consummation of the transactions contemplated hereby have been duly authorized by BREATHE’s managing member. No other corporate or shareholder proceedings on the part of BREATHE is necessary to authorize such documents or to consummate the transactions contemplated hereby. This Agreement has been, and the other BREATHE documents when executed and delivered by BREATHE as contemplated by this Agreement will be, duly executed and delivered by BREATHE and this Agreement is, and the other BREATHE documents when executed and delivered by BREATHE as contemplated hereby will be, valid and binding obligations of BREATHE enforceable in accordance with their respective terms except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;

(b)	as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and

(c)	as limited by public policy.

3.3	Capitalization of BREATHE

As of the date of this Agreement, and as of the Closing Date, all of the issued and outstanding Membership Interests, or other securities of Breathe will have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non- assessable, are not subject to pre-emptive rights and were issued in full compliance with the laws of Tennessee. There are no agreements purporting to restrict the transfer of the Breathe Shares, no voting agreements, Members’ agreements, voting trusts, or other arrangements restricting or affecting the voting of the Breathe Shares. Except as set forth on Schedule 1, there are, and will not be at Closing, any equity securities issued or issuable or other securities which can be converted into any class of equity securities of Breathe.

3.4          Title and Authority of Members

Each of the Members is and will be, as of the Closing, the registered and beneficial owner of and will have good and marketable title to the BREATHE Shares held by it and will hold such free and clear of all liens, charges and encumbrances whatsoever; and such BREATHE Shares held by such Selling Members have been duly and validly issued and are outstanding as fully paid and non-assessable equity shares in the capital of BREATHE. Each of the Selling Members has due and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and to transfer the registered, legal and beneficial title and ownership of the BREATHE Shares held by it.

3.5	Members of BREATHE

As of the Closing Date, Schedule 1 will contain a true and complete list of the Members, the number of BREATHE Shares owned by the Members and the number of DNAP Shares to be received at Closing. Except as set forth on Schedule 1, there are no other Members, warrant holders or option holders of BREATHE. There is no person or entity entitled to receive any equity securities, warrants, options or other instruments that may be converted into equity securities of BREATHE and there are no outstanding options, warrants or other securities as of the date hereof and as of the Closing Date.

Each of the Selling Members has received satisfactory answers to any questions submitted to DNAP. Each of the Selling Members has reviewed the DNAP filings as submitted to the United States Securities and Exchange Commission.

3.6	Corporate Records of BREATHE

The corporate records of BREATHE, as required to be maintained by it pursuant to all applicable laws, are accurate, complete and current in all material respects, and the minute book of Breathe is, in all material respects, correct and contains all records required by all applicable laws, as applicable, in regards to all proceedings, consents, actions and meetings of the Members and the managing member of Breathe.

3.7	Non-Contravention

Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, will:

(a)
conflict with, result in a violation of, cause a default under (with  or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Breathe or any of its subsidiaries under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Breathe or any of its subsidiaries, or any of their respective material property or assets;

(b)	violate any provision of the Constitution, Operating Agreement or bylaws of Breathe, any of its subsidiaries (if applicable) or any applicable laws; or

(c)
violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Breathe, any of its subsidiaries or any of their respective material property or assets.

3.8	Actions and Proceedings

There is no basis for and there is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or threatened against or affecting Breathe or which involves any of the business, or the properties or assets of Breathe that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects, or conditions of Breathe taken as a whole (a “Breathe Material Adverse Effect”). There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Breathe Material Adverse Effect.

3.9	Compliance

(a)
Except as stated to the contrary in this Agreement, to the best knowledge of Breathe, Breathe is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Breathe;

(b)	Breathe is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a Breathe Material Adverse Effect;

(c)
Notwithstanding anything to the contrary stated herein, Breathe has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement. All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of Breathe, threatened, and none of them will be adversely affected by the consummation of the Transaction; and except as stated to the contrary in this Agreement, Breathe has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. Breathe has not received any notice of any violation thereof, nor is Breathe aware of any valid basis therefore.

3.10	Filings, Consents and Approvals

No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by Breathe or the Members of the Transaction contemplated by this Agreement or to enable DNAP to continue to conduct Breathe’s business after the Closing Date in a manner which is consistent with that in which the business is presently conducted.

3.11	Financial Representations conditions subsequent

The consolidated balance sheets for Breathe for its last two fiscal years (the “Breathe Accounting Date”), together with related statements of income, cash flows, and changes in shareholder’s equity for such fiscal years and interim period then ended (collectively, the “Breathe Financial Statements”) are to be filed in accordance with SEC regulations and shall:

(a)	be in accordance with the books and records of Breathe;

(b)	resent fairly the financial condition of Breathe as of the respective dates indicated and the results of operations for such periods; and

(c)	have been prepared in accordance with U.S. GAAP.

BREATHE has not received any advice or notification from its independent certified public accountants that Breathe has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Breathe Financial Statements or the books and records of BREATHE, any properties, assets, Liabilities, revenues, or expenses. The books, records, and accounts of Breathe  accurately and fairly reflect, in reasonable detail, the assets, and Liabilities of Breathe. Breathe has not engaged in any transaction, maintained any bank account, or used any funds of Breathe, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of Breathe.

(a)	Attached hereto as Schedule 3 is a schedule identifying all tangible and intangible assets owned by Breathe. The assets are owned free and clear without any encumbrances of any kind or nature.

3.12	Absence of Liabilities

Notwithstanding the disclosed preexisting liabilities of approximately $57,000, as of the Closing Date, Breathe shall have no additional Liabilities or additional obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise.

If Breathe shall have any additional liabilities, aside from the approximately $57,000 in preexisting liabilities,  as of the Closing Date, Josh Kimmel shall indemnify and hold harmless DNAP from all liabilities of any kind or nature arising from BREATHE’s operations up to the date of Closing

3.13	Tax Matters

Notwithstanding anything to the contrary stated herein:

(a)	As of the date hereof and as of the Closing Date:

(i)
Breathe has timely filed all tax returns in connection with any Taxes which are required to be filed on or prior to the date hereof, taking into account any extensions of the filing deadlines which have been validly granted to Breathe, and

(ii)	all such returns are true and correct in all material respects;

(b)
Breathe has paid all taxes that have become or are due with respect to any period ended on or prior to the date hereof, and has established an adequate reserve therefore on its balance sheets for those Taxes not yet due and payable, except for any Taxes the non- payment of which will not have a Breathe Material Adverse Effect;

(c)
Breathe is not presently under or has not received notice of, any contemplated investigation or audit by a regulatory or governmental agency or body or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof;

(d)
all Taxes required to be withheld on or prior to the date hereof from employees for income Taxes, social security Taxes, unemployment Taxes and other similar withholding Taxes have been properly withheld and, if required on or prior to the date hereof, have been deposited with the appropriate governmental agency;

(e)
to the best knowledge of Breathe, the Breathe Financial Statements contain full provision for all Taxes including any deferred Taxes that may be assessed to Breathe for the accounting period ended on the Breathe Accounting Date or for any prior period in respect of any transaction, event or omission occurring, or any profit earned, on or prior to the Breathe Accounting Date or for any profit earned by Breathe on or prior to the Breathe Accounting Date or for which Breathe is accountable up to such date and all contingent Liabilities for Taxes have been provided for or disclosed in the Breathe Financial Statements.

3.14	Absence of Changes

Notwithstanding the initial plan of operation as described in the Use of Proceeds (pursuant to Schedule 2), as of the date hereof and as of the Closing Date, Breathe has not and will not:

(a)
incurred any Liabilities, other than Liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any Liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any Liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

(b)	sold, encumbered, assigned or transferred any material fixed assets or properties except for ordinary course business transactions consistent with past practice;

(c)
created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of Breathe or its subsidiaries to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(d)
made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(e)
declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares or equity securities;

(f)	suffered any damage, destruction or loss, whether or not covered by insurance, that materially and adversely effects its business, operations, assets, properties or prospects;

(g)	suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);

(h)
received notice or had knowledge of any actual or threatened labor trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

(i)
made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $1,000 other than in the ordinary course of business, increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or directors or made any increase in, or any addition to, other benefits to which any of its employees or directors may be entitled;

(j)	entered into any transaction other than in the ordinary course of business consistent with past practice; or

(k)	agreed, whether in writing or orally, to do any of the foregoing.

3.16	Subsidiaries and Licensing Rights

Breathe does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations, with the exception of licensing rights to future patents and trademarks.

3.17	Personal and Property

According to Schedule 3, Breathe possesses, and has good and marketable title of all property necessary for the continued operation of the business of Breathe as presently conducted. All such property is used in the business of Breathe. All such property is in reasonably good operating condition (normal wear and tear excepted), and is reasonably fit for the purposes for which such property is presently used. All material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by Breathe is owned by Breathe free and clear of all liens, security interests, charges, encumbrances, and other adverse claims, except as set forth herein:

There are no outstanding agreements or options to acquire any portion of Breathe’s business operations and no person, firm or corporation has any proprietary or possessory or royalty interest in Breathe.

All Breathe assets are owned free and clear of all liens and encumbrances.

3.18	Intellectual Property

(a)	Intellectual Property Assets

According to Schedule 3, Breathe previously owned, currently owns or holds an interest in all intellectual property assets necessary for the operation of the business of Breathe as it is currently conducted (collectively, the “Intellectual Property Assets”), including:

(1)	all functional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, the “Marks”);

(2)	all patents, patent applications, and inventions, methods, processes and discoveries that may be patentable (collectively, the “Patents”);

(3)	all copyrights in both published works and unpublished works (collectively, the “Copyrights”); and

(4)
all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints owned, used, or licensed by Breathe as licensee or licensor (collectively, the “Trade Secrets”).

(b)	Intellectual Property and Know-How Necessary for the Business

According to Schedule 3, Breathe is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, and other adverse claims, and  has  the right  to  use without payment to a third party of all the Intellectual Property Assets. All former and current employees and contractors of Breathe have executed written contracts, agreements or other undertakings with Breathe that assign all rights to any inventions, improvements, discoveries, or information relating to the business of Breathe. No employee, director, officer or shareholder of Breathe owns directly or indirectly in whole or in part, any Intellectual Property Asset which Breathe is presently using or which is necessary for the conduct of its business. To the best knowledge of Breathe, no employee or contractor of Breathe has entered into any contract or agreement that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than Breathe.

(c)	Patents

Except as set forth in Schedule 3, Breathe does not hold any right, title or interest in any Patent and Breathe has not filed any patent application with any third party. To the best knowledge of Breathe, none of the products manufactured and sold, nor any process or know-how used, by Breathe infringes or is alleged to infringe any patent or other proprietary right of any other person or entity.

(d)	Trademarks

With the exception of the common law trademark right to Breathe E-Cigarette, which has been promoted over the internet and which has not been formally registered with the United States Patent and Trademark Office, Breathe does not hold any right, title or interest in and to any Mark and Breathe has not registered or filed any application to register any Mark with any third party. To the best knowledge of Breathe, none of the Marks, if any, used by Breathe infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

(e)	Copyrights

If applicable, all registered Copyrights are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date. To the best knowledge of Breathe, no Copyright is infringed or has been challenged or threatened in any way and none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party. All works encompassed by the Copyrights have been marked with the proper copyright notice.

(f)	Trade Secrets

Breathe has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets.  Breathe has good title and an absolute right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and to the best knowledge of Breathe, have not been used, divulged, or appropriated either for the benefit of any person or entity or to the detriment of Breathe.  No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

Schedule 3 sets forth all intellectual property rights owned by Breathe.

3.19	Insurance

Upon launch of the business operations, the assets owned by Breathe will be insured under various policies of general product liability and other forms of insurance consistent with prudent business practices. All such policies will be in full force and effect in accordance with their terms, no notice of cancellation will be received, and, if applicable, there currently is no existing default by Breathe on any prior insurance policy, or any event which, with the giving of notice, the lapse of time or both, would constitute a default thereunder. If applicable, all premiums to date have been paid in full.

3.20	Employees and Consultants

Except as stated to the contrary in this Agreement, all employees and consultants of Breathe have been paid all salaries, wages, income and any other sum due and owing to them by Breathe, as at the end of the most recent completed pay period. Breathe is not aware of any labor conflict with any employees that might reasonably be expected to have a Breathe Material Adverse Effect. To the best knowledge of Breathe, no employee of Breathe is in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement or any other contract or agreement relating to the relationship of such employee with Breathe or any other nature of the business conducted or to be conducted by Breathe.

3.20	Real Property

Breathe does not own any real property. Each of the leases, subleases, claims or other real property interests (collectively, the “Leases”) to which Breathe is a party or is bound is legal, valid, binding, enforceable and in full force and effect in all material respects. All rental and other payments required to be paid by Breathe pursuant to any such Leases have been duly paid and no event has occurred which, upon the passing of time, the giving of notice, or both, would constitute a breach or default by any party under any of the Leases. The Leases will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing Date. Breathe has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the Leases or the leasehold property pursuant thereto.

3.21	Material Contracts and Transactions

There are no material contract, agreement, license, permit, arrangement, commitment, instrument or contract to which Breathe is a party.

3.22	Certain Transactions

Breathe is not a guarantor or indemnitor of any indebtedness of any third party, including any person, firm or corporation.

3.23	No Brokers

Breathe has not incurred any independent obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Transaction contemplated by this Agreement.

3.24	Completeness of Disclosure

No representation or warranty by Breathe or any Members in this Agreement, nor any certificate, schedule, statement, document or instrument furnished or to be furnished to DNAP pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

4.	REPRESENTATIONS AND WARRANTIES OF DNAP

As of the Closing, DNAP represents and warrants to Breathe and the Members and acknowledge that Breathe and the Members are relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Breathe or the Members, as follows:

4.1	Organization and Good Standing

DNAP is duly incorporated, organized, validly existing and in good standing under the laws of the state of their incorporation. DNAP has all requisite corporate and authority to own, lease and to carry on its business as now being conducted. DNAP is qualified to do business and is in good standing in each of the jurisdictions in which it owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the businesses, operations, or financial condition of DNAP.

4.2	Authority

DNAP has all requisite corporate and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “DNAP Documents”) to be signed by each and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of the DNAP Documents and the consummation of the transactions contemplated hereby have been duly authorized by the DNAP board of directors and no other corporate or shareholder proceedings on the part of DNAP is necessary to authorize such documents or to consummate the transactions contemplated hereby. This Agreement has been, and the other DNAP Documents when executed and delivered by DNAP as contemplated by this Agreement will be, duly executed and delivered by DNAP and this Agreement is, and the other DNAP Documents when executed and delivered by DNAP, as contemplated hereby will be, valid and binding obligations of DNAP enforceable in accordance with their respective terms, except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;

(b)	as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and

(c)	as limited by public policy.

4.3	Capitalization of DNAP

As of the date of this Agreement and as of the Closing Date, all of the issued and outstanding shares of DNAP will be duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with all federal, state, and local laws, rules and regulations.

4.4	Corporate books and records

The corporate records of DNAP, as required to be maintained by it pursuant to the laws of the State of Nevada, are accurate, complete and current in all material respects, and the minute book of DNAP is, in all material respects, correct and contains all material records required by the law of the State of Nevada in regards to all proceedings, consents, actions and meetings of the Members and the board of directors of DNAP.

4.5	Non-Contravention

Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, will:

(A)      conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of DNAP under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to DNAP or any of its material property or assets;

(B)	violate any provision of the applicable incorporation or charter documents of DNAP; or

(C)	violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to DNAP or any of its material property or assets.

4.6	Validity of DNAP Shares Issuable upon the Transaction

The DNAP Shares to be issued to the Members upon consummation of the Transaction in accordance with this Agreement will, upon issuance, have been duly and validly authorized and,

when so issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable.

4.7	Actions and Proceedings

To the best knowledge of DNAP, there is no claim, charge, arbitration, grievance, action, suit, investigation or proceeding by or before any court, arbiter, administrative agency or other governmental authority now pending or, to the best knowledge of DNAP, threatened against DNAP which involves any of the business, or the properties or assets of DNAP that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects or conditions of DNAP taken as a whole (a “DNAP Material Adverse Effect”). There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a DNAP Material Adverse Effect.

4.8	Compliance

(A)           To the best knowledge of DNAP, DNAP is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of DNAP;

(B)           To the best knowledge of DNAP, DNAP is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a DNAP Material Adverse Effect;

(C)           DNAP has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement. All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of DNAP, threatened, and none of them will be affected in a material  adverse manner by the consummation of the Transaction;

(D)           DNAP has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. DNAP has not received any notice of any violation thereof, nor is DNAP aware of any valid basis therefore; and

(E)           DNAP has provided to Breathe email correspondence with respect to satisfaction of the Typenex liability and such other liabilities as requested by Breathe.

4.9	Filings, Consents and Approvals

No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by DNAP of the Transaction contemplated by this Agreement to continue to conduct its business after the Closing Date in a manner which is consistent with that in which it is presently conducted.

4.10	SEC Filings

DNAP has furnished or made available to Breathe and the Members a true and complete copy of each report, schedule, registration statement and proxy statement filed by DNAP with the SEC (collectively, and as such documents have since the time of their filing been amended, the “DNAP SEC Documents”). As of their respective dates, the DNAP SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such DNAP SEC Documents. Financial Representations included with the DNAP SEC Documents are true, correct, and complete copies of the DNAP Financial Statements (the “Financial Statements”):

(A)	are in accordance with the books and records of DNAP;

(B)	present fairly the financial condition of DNAP as of the respective dates indicated and the results of operations for such periods; and

(C)	have been prepared in accordance with GAAP.

DNAP has not received any advice or notification from its independent certified public accountants that DNAP has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the DNAP Financial Statements or the books and records of DNAP, any properties, assets, Liabilities, revenues, or expenses. The books, records, and accounts of DNAP accurately and fairly reflect, in reasonable detail, the assets, and Liabilities of DNAP. DNAP has not engaged in any transaction, maintained any bank account, or used any funds of DNAP, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of DNAP.

4.11	Absence of Undisclosed Liabilities

As of the date of the financial statements, DNAP has no material Liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise, which:

(A)	are not set forth in the DNAP Financial Statements or have not heretofore been paid or discharged;

(B)	did not arise in the regular and ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed in writing to Breathe;

(C)
have not been incurred in amounts and pursuant to practices consistent with past business practice in, or as a result of, the regular and ordinary course of its business since the date of the last DNAP Financial Statements; or

(D)	have any material effect on the operations of the Company.

4.12	Tax Matters

As of the date hereof:

(a)
DNAP has timely filed all tax returns in connection with any Taxes which are required to be filed on or prior to the date hereof, taking into account any extensions of the filing deadlines which have been validly granted to them,

(b)	All such returns are true and correct in all material respects;

(c)	DNAP has paid all Taxes that have become or are due with respect to any period ended on or prior to the date hereof;

(d)
DNAP is not presently under, and has not received notice of, any contemplated investigation or audit by the Internal Revenue Service or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof;

(e)
All Taxes required to be withheld on or prior to the date hereof from employees for income Taxes, social security Taxes, unemployment Taxes and other similar withholding Taxes have been properly withheld and, if required on or prior to the date hereof, have been deposited with the appropriate governmental agency; and

(f)
To the best knowledge of DNAP, the DNAP Financial Statements contain full provision for all Taxes including any deferred Taxes that may be assessed to DNAP for the accounting period ended on the DNAP Accounting Date or for any prior period in respect of any transaction, event or omission occurring, or any profit earned, on or prior to the DNAP Accounting Date or for any profit earned by DNAP on or prior to the DNAP Accounting Date or for which DNAP is accountable up to such date and all contingent Liabilities for Taxes have been provided for or disclosed in the DNAP Financial Statements.

4.13	Absence of Changes

Since the date of the Financial Statements, except as disclosed in the Public SEC Documents and except as contemplated in this Agreement, DNAP has not:

(a)
Incurred any Liabilities, other than Liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any Liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any Liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

(b)	Sold, encumbered, assigned or transferred any material fixed assets or properties;

(c)
Created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of DNAP to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(d)
Made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(e)
Declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares or equity securities;

(f)	Suffered any damage, destruction or loss, whether or not covered by insurance, that materially and adversely effects its business, operations, assets, properties or prospects;

(g)	Suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);

(h)
Received notice or had knowledge of any actual or threatened labor trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

(i)	Made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $5,000;

(j)
Other than in the ordinary course of business, increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or directors or made any increase in, or any addition to, other benefits to which any of its employees or directors may be entitled; or

(k)	Agreed, whether in writing or orally, to do any of the foregoing.

4.14	Absence of Certain Changes or Events

Since the date of the financial statements, except as and to the extent disclosed in the DNAP SEC Documents, there has not been:

(a)	a DNAP Material Adverse Effect; or

(b)	any material change by DNAP in its accounting methods, principles or practices.

4.15	Subsidiaries

Except as disclosed in the DNAP SEC documents, DNAP does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations.

4.16	Personal Property

There are no material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by DNAP, except as disclosed in the DNAP SEC Documents.

4.17	Employees

DNAP does not have any employees, except as disclosed in the DNAP SEC Documents.

4.18	No Brokers

DNAP has not incurred any obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Transaction contemplated by this Agreement.

4.19	Internal Accounting Controls

DNAP maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. DNAP’s certifying officers have evaluated the effectiveness of DNAP’s controls and procedures as reported in the SEC Documents. There have been no significant changes in DNAP’s internal controls or, to DNAP’s knowledge, in other factors that could significantly affect DNAP’s internal controls.

4.20	Listing and Maintenance Requirements

DNAP is currently quoted on the OTC Bulletin Board and has not, in the 12 months preceding the date hereof, received any notice from the OTC Bulletin Board to the effect that DNAP is not in compliance with the quoting, listing or maintenance requirements of the OTCBB or such other trading market.

4.21	Completeness of Disclosure

No representation or warranty by DNAP in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Breathe pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

5.	CLOSING CONDITIONS

5.1	Conditions Precedent to Closing by DNAP

The obligation of DNAP to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth herein on a date mutually agreed upon by the parties hereto in writing. The Closing of the Transaction contemplated by this Agreement will be deemed to mean a waiver of all conditions to Closing. These conditions precedent are for the benefit of DNAP and may be waived by DNAP in its sole discretion.

(a)	Representations and Warranties

The representations and warranties of Breathe and the Selling Members set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date, Breathe will have delivered to DNAP a certificate dated as of the Closing Date, to the effect that the representations and warranties made by Breathe in this Agreement are true and correct.

(b)	Performance

All of the covenants and obligations that Breathe and the Selling Members are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

(c)	Transaction Documents

This Agreement, the BREATHE Documents, the Breathe Financial Statements, and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably  satisfactory to DNAP, will have been executed and delivered to DNAP.

(d)	Third Party Consents

DNAP will have received from Breathe duly executed copies of any required third-party consents, permits, authorizations and approvals of any public,  regulatory  or governmental body or authority or person or entity contemplated by this Agreement (if any), in the form and substance reasonably satisfactory to DNAP.

(e)	No Material Adverse Change

No Breathe Material Adverse Effect will have occurred since the date of this Agreement except in the event that Breathe is unable to deliver audited financial statements in the time prescribed by the Securities and Exchange Commission.

(f)	No Action

No suit, action, or proceeding will be pending or threatened which would:

i.	prevent the consummation of any of the transactions contemplated by this Agreement; or

ii.	cause the Transaction to be rescinded following consummation.

(g)	Minimum Equity Interest

The acquisition of no less than 90% of the outstanding Membership Interests.

(h)	Due Diligence Generally

DNAP and its duly authorized representatives will be reasonably satisfied with their due diligence investigation of Breathe that is reasonable and customary in a transaction of a similar nature to that contemplated by the Transaction, including:

i.	materials, documents and information in the possession and control of Breathe and the Selling Members which are reasonably germane to the Transaction;

ii.	a physical inspection of the assets of Breathe by DNAP or its representatives; and

iii.	title to the material assets of Breathe.

5.2	Conditions Precedent to Closing by Breathe

The obligation of BREATHE and the Selling Members to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by the parties. The Closing of the Transaction will be deemed to mean a waiver of all conditions to Closing. These conditions precedent are for the benefit of Breathe and the Selling Members and may be waived by Breathe and the Selling Members in their discretion.

(a)	Representations and Warranties

The representations and warranties of DNAP set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and DNAP will have delivered to Breathe a certificate dated the Closing Date, to the effect that the representations and warranties made by DNAP in this Agreement are true and correct.

(b)	Performance

All of the covenants and obligations that DNAP are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.  DNAP must have delivered each of the documents required to be delivered by it pursuant to this Agreement.

(c)	Transaction Documents

This Agreement, the DNAP Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to Breathe, will have been executed and delivered by DNAP.

(d)	Third Party Consents

Breathe will have received from DNAP duly executed copies of any required third-party consents, permits, authorizations and approvals of any public, regulatory (including the SEC) or governmental body or authority or person or entity contemplated by this Agreement (if any), in the form and substance reasonably satisfactory to Breathe.

(e)	No Material Adverse Change

No DNAP Material Adverse Effect will have occurred since the date of this Agreement.

(f)	No Action

No suit, action, or proceeding will be pending or threatened before any governmental or regulatory authority wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would result in and/or:

i.	prevent the consummation of any of the transactions contemplated by this Agreement; or

ii.	cause the Transaction to be rescinded following consummation.

(g)	Public Market

On the Closing Date, the shares of DNAP will be quoted on the National Association of Securities Dealers, Inc.’s OTC Bulletin Board.

(h)	Due Diligence Review of Financial Statements

Breathe and its accountants will be reasonably satisfied with their due diligence investigation and review of the DNAP Financial Statements, the DNAP SEC Documents, and the contents thereof, prepared in accordance with GAAP.

(i)	Due Diligence Generally

Breathe will be reasonably satisfied with their due diligence investigation of DNAP that is reasonable and customary in a transaction of a similar nature to that contemplated by the Transaction.

6.	ADDITIONAL COVENANTS OF THE PARTIES

6.1	Notification of Financial Liabilities

Breathe will immediately notify DNAP in accordance with Section 3 hereof, if Breathe receives any advice or notification from its independent certified public accounts that Breathe has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the books, records, and accounts of Breathe, any properties, assets, Liabilities, revenues, or expenses. Notwithstanding any statement to the contrary in this Agreement, this covenant will survive Closing and continue in full force and effect.

6.2	Access and Investigation

Between the date of this Agreement and the Closing Date, Breathe   on the one hand, and DNAP, on the other hand, will, and will cause each of their respective representatives to:

(1)	afford the other and its representatives full and free access to its personnel, properties, assets, contracts, books and records, and other documents and data;

(2)
furnish the other and its representatives with copies of all such contracts, books and records, and other existing documents and data as required by this Agreement and as the other may otherwise reasonably request; and

(3)	furnish the other and its representatives with such additional financial, operating, and other data and information as the other may reasonably request.

All of such access, investigation and communication by a party and its representatives will be conducted during normal business hours and in a manner designed not to interfere unduly with the normal business operations of the other party. Each party will instruct its auditors to co- operate with the other party and its representatives in connection with such investigations.

6.3	Confidentiality

All information regarding the business of Breathe including, without limitation, financial information that Breathe provides to DNAP during the DNAP due diligence investigation of Breathe will be kept in strict confidence by DNAP and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by DNAP or disclosed to any third party (other than the DNAP professional accounting and legal advisors) without the prior written consent of Breathe. If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from Breathe, DNAP will immediately return to Breathe (or as directed by Breathe) any information received regarding Breathe’s business. Likewise, all information regarding the business of DNAP including, without limitation, financial information that DNAP provides to Breathe during its due diligence investigation of DNAP will be kept in strict confidence by Breathe and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Breathe or disclosed to any third party (other than Breathe’s professional accounting and legal advisors) without the prior written consent of DNAP. If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from DNAP, Breathe will immediately return to DNAP (or as directed by DNAP) any information received regarding DNAP’s business.

6.4	Notification

Between the date of this Agreement and the Closing Date, each of the parties to this Agreement will promptly notify the other parties in writing if it becomes aware of any fact or condition that causes or constitutes a material breach of any of its representations and warranties as of the date of this Agreement, if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence  or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules relating to such party, such party will promptly deliver to the other parties a supplement to the Schedules specifying such change. During the same period, each party will promptly notify the other parties of the occurrence of any material breach of any of its covenants in this Agreement or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

6.5	Exclusivity

Until such time, if any, as this Agreement is terminated pursuant to this Agreement, Breathe and DNAP will not, directly or indirectly, solicit, initiate, entertain or accept any inquiries  or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any  unsolicited inquiries or proposals from,  any person or  entity relating  to any transaction involving the sale of the business or assets (other than in the ordinary course of business), or any of the capital stock of Breathe  or DNAP, as applicable, or any merger, consolidation, business combination, or similar transaction other than as contemplated by this Agreement.

6.6	Conduct of Breathe and DNAP Business Prior to Closing

From the date of this Agreement to the Closing Date, and except to the extent that DNAP otherwise consents in writing, Breathe will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it.   Likewise, from the date of this

Agreement to the Closing Date, and except to the extent that Breathe otherwise consents in writing, DNAP will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it.

6.7	Certain Acts Prohibited – Breathe

Except as expressly contemplated by this Agreement or for purposes in furtherance of this Agreement, between the date of this Agreement and the Closing Date, Breathe will not, without the prior written consent of DNAP:

(1)	amend its Articles of Incorporation or other incorporation documents;

(2)	incur any liability or obligation other than in the ordinary course of business or encumber or permit the encumbrance of any properties or assets of Breathe except in the ordinary course of business;

(3)	dispose of or contract to dispose of any Breathe property or assets, including the Intellectual Property Assets, except in the ordinary course of business consistent with past practice;

(4)
issue, deliver, sell, pledge or otherwise encumber or subject to any lien any shares of the Breathe Membership Interests, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

(5)	declare, set aside or pay any dividends on, or make any other distributions in respect of the Breathe Membership Interests, or

(6)
split, combine or reclassify any Breathe Membership Interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Breathe Membership Interests; or

(7)
not materially increase benefits or compensation expenses of Breathe, other than as contemplated by the terms of any employment agreement in existence on the date of this Agreement, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such person.

6.8	Certain Acts Prohibited – DNAP

Except as expressly contemplated by this Agreement, between the date of this Agreement and the Closing Date, DNAP will not, without the prior written consent of Breathe:

(1)	incur any liability or obligation or encumber or permit the encumbrance of any properties or assets of DNAP except in the ordinary course of business consistent with past practice;

(2)	dispose of or contract to dispose of any DNAP property or assets except in the ordinary course of business consistent with past practice;

(a)	declare, set aside or pay any dividends on, or make any other distributions in respect of the DNAP Membership Interests;

(b)
materially increase benefits or compensation expenses of DNAP, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount to any such person; or

(c)	issue any shares of preferred stock that is senior to the current issued and outstanding shares of common stock of DNAP.

6.9	Public Announcements

DNAP each agree that they will not release or issue any reports or statements or make any public announcements relating to this Agreement or the Transaction contemplated herein without the prior written consent of the other party, except as may be required by the disclosure obligation imposed on DNAP or Breathe or their respective affiliates under rules or regulations of any stock exchange or laws of any jurisdiction.

7.	CLOSING AND CLOSING DATE

7.1        The Closing shall take place on the Closing Date at the offices of the lawyers for DNAP or at such other location as agreed to by the parties. The Closing Date shall be January 16, 2015 or as agreed by the parties.

7.2	Closing Deliveries of Breathe and the Selling Members

(1)	At Closing, Breathe and the Members will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to DNAP:

(2)	copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of Breathe evidencing approval of this Agreement and the Transaction;

(3)
if any of the Members appoint any person, by of attorney or equivalent, to execute this Agreement or any other agreement, document, instrument or certificate contemplated by this agreement, on behalf of the Selling Shareholder, a valid and binding  of attorney or equivalent from such Selling Shareholder;

(4)	share certificates representing the Breathe Shares as required by this Agreement, if such have been issued;

(5)	certificates and other documents required by this Agreement; and

(6)	the BREATHE DOCUMENTS and any other necessary documents, each duly executed by Breathe, as required to give effect to the Transaction.

(7)
a certificate of an officer of Breathe, dated as of Closing, certifying that: the Breathe  Documents and any other necessary documents, each duly executed by Breathe as required to give effect to the Transaction

7.3	Closing Deliveries of DNAP

At Closing, DNAP will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Breathe:

(1)	copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of DNAP evidencing approval of this Agreement and the Transaction;

(2)	all certificates and other documents required by Section 0 of this Agreement;

(3)	a certificate of an officer of DNAP, dated as of Closing, certifying that:

the DNAP Documents and any other necessary documents, each duly executed by DNAP, as required to give effect to the Transaction.

(4)	Delivery of the share certificates representing the DNAP Shares as more fully set forth in Paragraph 8.

8.	POST CLOSING COVENANTS

(a)
Josh Kimmel and Christopher R. Clark will be voted to the Company’s Board of Directors and voted as the Company’s chief executive officer and VP of Legal Affairs and Corporate Development, respectively. Josh will also have the right to designate an additional member to the Company’s Board of Directors and name one additional officer (the “Breathe Appointees’).

(b)
Except for James Chandik, all other DNAP officers and directors shall tender their resignation. Unless agreed to otherwise by the Company’s Board of Directors, Mr. Chandik shall receive no salary or other type of compensation. Mr. Chandik will tender his resignation upon the Company spinning off the wholly owned subsidiary DNA Canada Inc.

(c)
  DNAP shall spin off its wholly owned subsidiary, DNA Canada Inc. to the preclosing Shareholders of DNAP.  The Company will undertake such steps and authorize any required board actions to facilitate the spinoff.  In the event that any Member shall be issued any DNA  Canada Inc. common stock as a result of any spin-off, the  Members shall immediately tender their shares of DNA Cananda Inc. for redemption,   Notwithstanding the foregoing, DNA Canada Inc. shalll have the unconditional right to  cancel any shares of  DNA Canada Inc. common stock issued to the Members,

(d)
Breathe shall deliver the audited financial statements of Breathe to DNAP no later than 60 days following Closing Date. Said financial statements to be delivered in compliance with applicable SEC reporting guidelines.

(e)
In the event that Breathe shall not be able to deliver the required audited financial statements , the Breathe Appointees shall tender their resignations as officers and directors, and all shares of common stock issued to the Breathe members (shareholders) shall be returned to the Company for cancellation. . If the Share Certificates are not delivered, the Company reserves the right to instruct the Company’s Transfer Agent to cancel the share certificates.

(f)
Except for the spin-off of DNAC, the Breathe appointees shall undertake no measures that would require shareholder approval, appoint additional members to the Company’s Board of Directors, or undertake any operations not in the ordinary course of business. If the Company or DNAP secures additional financing in excess of

(g)
Upon funding of initial $150,000, Breathe will begin to satisfy a schedule of outstanding liabilities pre-existing this Agreement of any kind or nature (the “Pre-existing Liabilities”), as determined solely by Josh Kimmel.  Upon the Company securing an additional $500,000 in funding, it is the understanding of the Parties that Breathe shall satisfy all Pre-existing Liabilities.  To the extent that any or all of the Pre-existing Liabilities cannot be satisfied by the aggregate of $650,000 in funding, Josh Kimmel agrees to personally indemnify and hold harmless Breathe.

(h)
In addition to the share allocations stated herein, post closing, the Selling Members may earn up to an additional 350,000,000 shares of the DNAP common stock (the “Performance Shares”). The number of Performance Shares that the Selling Members may earn will be subject to adjustment in case of any recapitalization or reorganization.

(i)	Breathe must achieve the following milestones for the Selling Members to receive additional DNAP shares:

A.	100,000,000 common shares for achieving gross sales of $100,000 on or before July 15, 2015; and

B.	125,000,000 common shares for achieving gross sales of $350,000 on or before January 15, 2016; and

C.	125,000,000 common shares for achieving gross sales of $850,000 on or before July 15, 2016

The Parties agree and understand that the post closing undertaking set forth herein are a material inducement for both DNAP and Breathe to enter into this transaction.

9.	TERMINATION

9.1	Termination

This Agreement may be terminated at any time prior to the Closing Date contemplated hereby by:

(A)	mutual agreement of DNAP, Breathe ;

(B)
DNAP, if there has been a material breach by Breathe or any of the Selling Members of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Breathe or the Selling Members that is not cured, to the reasonable satisfaction of DNAP, within ten business days after notice of such breach is given by DNAP (except that no cure period will be provided for a breach by Breathe or the Selling Members that by its nature cannot be cured);

(C)
Breathe, if there has been a material breach by DNAP of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of DNAP that is not cured by the breaching party, to the reasonable satisfaction of Breathe, within ten business days after notice of such breach is given by Breathe (except that no cure period will be provided for a breach by DNAP that by its nature cannot be cured); or

(D)
DNAP or BREATHE if any permanent injunction or other order of a governmental entity of competent authority preventing the consummation of the Transaction contemplated by this Agreement has become final and non-appealable.

9.2	Effect of Termination

In the event of the termination of this Agreement as provided in Section 9, this Agreement will be of no further force or effect, provided, however, that no termination of this Agreement will relieve any party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations.

10.	INDEMNIFICATION, REMEDIES, SURVIVAL

10.1	Certain Definitions

For the purposes of this Article 10 the terms “Loss” and “Losses” mean any and all demands, claims, actions or causes of action, assessments, losses, damages, Liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses, but excluding any indirect, consequential or punitive damages suffered by DNAP or Breathe including damages for lost profits or lost business opportunities.

10.2	Agreement of Breathe to Indemnify

Breathe will indemnify, defend, and hold harmless, to the full extent of the law, DNAP and its officers, directors and shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by DNAP and its officers, directors and shareholders resulting from, based upon or arising out of:

(A)           the breach by Breathe of any representation or warranty of Breathe contained in or made pursuant to this Agreement, any Breathe Document or any certificate or other instrument delivered pursuant to this Agreement; or

(B)           the breach or partial breach by Breathe of any covenant or agreement of Breathe made in or pursuant to this Agreement, any Breathe Document or any certificate or other instrument delivered pursuant to this Agreement.

10.3	Agreement of the Members to Indemnify

The Members will indemnify, defend, and hold harmless, to the full extent of the law, DNAP and its Members from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by DNAP and its officers and directors by reason of, resulting from, based upon or arising out of:

(A)           any breach by the Members contained in or made pursuant to this Agreement; or

(B)           the breach or partial breach by Breathe or the Members of any covenant or agreement of Breathe made in or pursuant to this Agreement, any Breathe Document or any certificate or other instrument delivered pursuant to this Agreement.

10.4	Agreement of DNAP to Indemnify

DNAP will indemnify, defend, and hold harmless, to the full extent of the law, Breathe and the Members from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Breathe and the Members by reason of, resulting from, based upon or arising out of:

(A)       the breach by DNAP of any representation or warranty of DNAP contained in or made pursuant to this Agreement, any DNAP Document or any certificate or other instrument delivered pursuant to this Agreement; or

(B)        the breach or partial breach by DNAP of any covenant or agreement of DNAP made in or pursuant to this Agreement, any DNAP Document or any certificate or other instrument delivered pursuant to this Agreement.

11.	MISCELLANEOUS PROVISIONS

11.1	Effectiveness of Representations; Survival

Each party is entitled to rely on the representations, warranties and agreements of each of the other parties and all such representation, warranties and agreement will be effective regardless of any investigation that any party has undertaken or failed to undertake. Unless otherwise stated in this Agreement, and except for instances of fraud, the representations, warranties and agreements will survive the Closing Date and continue in full force and effect until three (3) years after the Closing Date.

11.2	Further Assurances

Each of the parties hereto will co-operate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement.

11.3	Amendment

This Agreement may not be amended except by an instrument in writing signed by each of the parties.

11.4	Expenses

Each party will bear all costs incurred in connection with the preparation, execution and performance of this Agreement and the Transaction contemplated hereby, including all fees and expenses of agents, representatives and accountants; provided that DNAP will bear its respective legal costs incurred in connection with the preparation, execution and performance of this Agreement and the Transaction contemplated hereby.

11.5	Entire Agreement

This Agreement, the schedules attached hereto and the other documents in connection with this transaction contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto. Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

11.6	Notices

All notices and other communications required or permitted under this Agreement must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

If to Breathe or any of the Selling Members:

Breathe:
 9921 Lani Lane
Knoxville, TN 37932

If to DNAP:

DNA Precious Metals:
9125 rue Pascal Gagnon, Suite 204
Saint Leonard, Quebec, Canada HIP 1Z4

All such notices and other communications will be deemed to have been received: in the case of personal delivery, on the date of such delivery;

in the case of a fax or electronic mail, on the date of such delivery;

in the case of delivery by internationally-recognized express courier, on the business day following dispatch; and

in the case of mailing, on the fifth business day following mailing.

11.8	Headings

The headings contained in this Agreement are for convenience purposes only and will not affect in any way the meaning or interpretation of this Agreement.

11.9	Benefits

This Agreement is and will only be construed as for the benefit of or enforceable by those persons party to this Agreement.

11.10	Assignment

This Agreement may not be assigned (except by operation of law) by any party without the express written consent of the other parties.

11.11	Governing Law

This Agreement will be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts made and to be performed therein.

11.12   Construction

The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

12.	Gender

All references to any party will be read with such changes in number and gender as the context or reference requires.

13.	Business Days

If the last or appointed day for the taking of any action required or the expiration of any rights granted herein shall be a Saturday, Sunday or a legal holiday in the State of Nevada, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday, Sunday or such a legal holiday.

14.	Counterparts

This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

15.	Fax Execution

This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

  16.                Legal Representation

Each party to this Agreement has retained their own counsel to review this Agreement.  DNAP’s corporate counsel has reviewed this Agreement solely and exclusively on behalf of DNAP and Breathe is not relying on DNAP’s corporate counsel in connection with this Agreement.

17.           Schedules and Exhibits

Schedule 1	List of Members
Schedule 2	Use of Proceeds
Schedule 2	Bill of Sale/Asset Listing

The schedules and exhibits are attached to this Agreement and incorporated herein.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

On behalf of DNA Precious Metals, Inc. .

By:           /s/ James Chandik,                Authorized Signatory

Name: James Chandik, President & CEO

 Breathe, LLC  ;.; and the Selling Members

By:           /s/ Joshua Kimmel,              Authorized Signatory

Name: Josh Kimmel, Managing Member

Breathe eCig Corp

By:           /s/ Joshua Kimmel,              Authorized Signatory

Name:                      Josh Kimmel, President

The Members

By:           /s/ Joshua Kimmel,              Authorized Signatory

Josh Kimmel, Pursuant to Power of Attorney

SCHEDULE 1

THE SELLING MEMBERS

Name:	Membership Interests Shares	Percent of Class	DNAP Shares to be issued

Josh Kimmel	85%	85%	127,500,000

Tyler Mackey	5%	5%	7,500,000

Greg D’Amico	5%	5%	7,500,000

Ollie Jones	2%	2%	3,000,000

Chris Clark	2%	2%	3,000,000

Kai Glowacki	1%	1%	1,500,000